Exhibit 99.1

News Release

Investor Relations Contact:
Jennifer Jarman
The Blueshirt Group, for InsWeb
415-217-5866
jennifer@blueshirtgroup.com

InsWeb Adopts Stockholder Rights Plan to Preserve Value of Deferred Tax Assets; Announces Early Termination of HSR Waiting Period, Record Date and Meeting Date for Special Shareholder Meeting in Connection with Asset Sale Transaction with BankRate, Inc.

SACRAMENTO, Calif., November 25, 2011 – InsWeb Corporation (NASDAQ: INSW), an online insurance comparison provider, today announced that its board of directors has adopted a stockholder rights plan primarily to help preserve the value of certain deferred tax assets of InsWeb Corporation (“InsWeb”) generated by net operating losses and other tax benefits under Section 382 of the Internal Revenue Code.

InsWeb’s ability to use its net operating losses and other tax benefits would be substantially limited by Section 382 if an “ownership change” occurred – generally, a greater than 50-percentage point change in ownership of securities by stockholders owning (or deemed to own under Section 382 of the Code) 5 percent (5%) or more of a corporation’s securities over a defined period of time. The stockholder rights plan was adopted to reduce the likelihood of an unintended “ownership change” occurring as a result of ordinary buying and selling of shares of InsWeb’s common stock.

In connection with the stockholder rights plan, InsWeb has declared a dividend of one preferred share purchase right for each share of its common stock outstanding as of the close of business on December 5, 2011. After the stockholder rights plan became effective, any stockholder or group that acquires beneficial ownership of 4.9 percent (4.9%) or more of InsWeb’s outstanding securities (an “acquiring person”) without the approval of InsWeb’s board of directors would be subjected to significant dilution in its holdings. Certain related parties will not be considered acquiring persons and existing stockholders holding 4.9 percent (4.9%) or more of InsWeb’s common stock will not be considered acquiring persons unless they acquire additional shares. In addition, in its discretion, the board of directors may exempt certain persons whose acquisition of securities is determined by the board not to jeopardize InsWeb’s deferred tax assets and may also exempt certain transactions.

The rights will expire on November 23, 2021, or earlier if (i) the board of directors determines the stockholder rights plan is no longer needed to preserve the deferred tax assets due to the implementation of legislative changes, (ii) the board of directors determines, at the beginning of a specified period, that no tax benefits may be carried forward, or (iii) certain other events occur as described in the stockholder rights plan. InsWeb will file a copy of its stockholder rights plan with the Securities and Exchange Commission. This filing will contain additional information about the terms and conditions of the stockholder rights plan.

InsWeb also announced that its request for early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 was granted effective November 16, 2011 by the U.S. Federal Trade Commission and the U.S. Department of Justice, with respect to the proposed asset sale transaction with Bankrate, Inc.  InsWeb’s Board of Directors has set November 17, 2011 as the record for determining shareholders entitled to vote at the special meeting of stockholders, which has been set for December 21, 2011.

Additional Information and Where to Find It

InsWeb has filed a definitive proxy statement with the United States Securities and Exchange Commission (the “SEC”) regarding the proposed asset sale transaction with Bankrate, Inc., and intends to mail the definitive proxy statement on or about November 28, 2011 to all stockholders of InsWeb as of November 17, 2011.  INVESTORS ARE URGED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. You will be able to obtain the proxy statement, as well as other filings containing information about InsWeb, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and the filings with the SEC can also be obtained, free of charge, by directing a request to InsWeb at 10850 Gold Center Dr., Suite 250, Rancho Cordova, CA 95670, Attention: General Counsel. The directors and executive officers of InsWeb and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding InsWeb directors and executive officers is available in its proxy statement for its annual meeting filed with the SEC by InsWeb on June 7, 2011. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation are included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

About InsWeb

InsWeb Corporation (NASDAQ: INSW) owns and operates a network of leading insurance marketplace and education websites. Founded in 1995 and headquartered in Sacramento, California, InsWeb's primary properties include InsWeb.com, InsuranceRates.com, LocalInsuranceAgents.com, MedHealthInsurance.com and AgentInsider.com. InsWeb has invented multiple e-commerce and online insurance distribution technologies and owns the following patents: 6,898,597; 7,107,325; 7,389,246; 7,640,176 and 7,707,505.

Forward-Looking Statements

This news release contains forward-looking statements, which include statements expressing the intent, belief or current expectations of InsWeb that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control.  The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements. Actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with the transaction and InsWeb’s business, which include, but are not limited to: macroeconomic conditions and general industry conditions such as the competitive environment; regulatory and litigation matters and risks; risks related to whether stockholders will approve the transaction; the possibility that competing offers for the assets will be made; the risk that a condition to closing of the transaction may not be satisfied; other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, suppliers and other business partners; risks related to InsWeb’s ability to operate its retained business, including realizing the value of its retained assets and satisfying its retained liabilities and obligations; the risk that we are not currently engaged in the patent licensing business, and the assets that comprise the retained business have never generated revenues; and the factors discussed in InsWeb’s annual report on Form 10-K for the year ended December 31, 2010 and InsWeb’s quarterly reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, each as filed with the SEC.  Unless legally required, InsWeb undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

“INSWEB” and “AGENTINSIDER” are registered service marks of InsWeb Corporation. All marks above are those of InsWeb Corporation, except for those of insurance insurers, brokers, agents, industry organizations, financial institutions, online partners, service providers, other mentioned companies and educational institutions, which are the marks of their respective entities.

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